Exhibit 10.6

CERTAIN INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***],” HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRATANT TREATS AS PRIVATE OR CONFIDENTIAL.

AMENDMENT #2 TO THE PROMOTION AGREEMENT

This AMENDMENT #2 TO THE PROMOTION AGREEMENT (this “Amendment No. 2”) is entered into as of March 27, 2024, between SIGA TECHNOLOGIES, INC., a Delaware corporation (“SIGA”), and MERIDIAN MEDICAL TECHNOLOGIES, LLC (f/k/a Meridian Medical Technologies, Inc.), a Delaware limited liability company (“MMT”). SIGA and MMT are each referred to herein as a “Party” or collectively as the “Parties”.

RECITALS

WHEREAS, SIGA and MMT are parties to the Promotion Agreement, dated as of May 31, 2019 (as amended by Amendment No. 1, dated as of September 10, 2020, and the Letter Amendment, dated as of February 29, 2024, and as otherwise amended, supplemented or modified prior to the date hereof, the “Agreement”); and

WHEREAS, the Parties desire to amend the Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

AGREEMENT

1.    Certain Defined Terms. Words and phrases which are introduced by initial capitals and which are not otherwise defined in this Amendment No. 2 shall have the same meaning as in the Agreement.

2.    Amendment of the Agreement. Effective as of June 1, 2024 (the “Amendment No. 2 Effective Date”), the Agreement is hereby amended as follows:

(a)    The word “exclusive” in the third recital of the Agreement is hereby deleted.

(b)    The following defined terms are hereby added to Article 1 (Definitions) of the Agreement:

“Customer Contracts” means agreements entered into by MMT and/or its Affiliates with Third Parties for the purchase and sale of the Product in the Territory, including the Existing Customer Contracts.

“Existing Customer Contracts” means [***].

“Promotional Assets” means [***].

“SIGA Contract” means agreements entered into by or on behalf of SIGA and/or its Affiliates or any of its or their Third Party licensees or sublicensees, with Governmental Authorities for the purchase and sale of the Product in the Territory; provided that “SIGA Contract” shall not include any agreement providing for the sale of the Product to any hospital, clinic, other treatment center, pharmacy, wholesaler, or distributor that sells directly to any of the foregoing, or any Person that is not a Governmental Authority.

“SIGA Quarterly Collected Revenue” means the Net Product Sales Amount that is collected pursuant to the SIGA Contracts during the applicable Calendar Quarter.

(c)    The following terms are deleted from Article 1 (Definitions): “Discontinued Country”; “Pfizer”; “Potential New Field”; “ROFN Negotiation Period”; “ROFN Notice”; “ROFN Product”; “Selling Party”; “South Korea”; “Tier 1 Countries”; “Tier 2 Countries”; “Tier 3 Countries”; “Tier Period”. The term “Pfizer” shall be replaced with “MMT” throughout the Agreement.

(d)    The following terms are amended in Article 1 (Definitions):

(i)    The definition of “Field” is hereby deleted in its entirety and replaced with the following: [***].

(ii)    The first paragraph of the definition of “Net Product Sales Amount” set forth in Article 1 (Definitions) of the Agreement is hereby deleted and replaced with the following:

“Net Product Sales Amount” means, [***].

(iii)    The definition of “Quarterly Collected Revenue” set forth in Article 1 (Definitions) of the Agreement is hereby amended by adding the following phrase immediately following the phrase “that is collected”:

pursuant to the Customer Contracts.

(iv)    The definition of “Territory” set forth in Article 1 (Definitions) of the Agreement is hereby deleted in its entirety and replaced with the following:

“Territory” means (i) the United Kingdom, (ii) European Economic Area and its member countries, (iii) Switzerland, (iv) Japan, and (v) Australia, in each case including the territories and possessions of such countries.

(e)    Section 2.1(a) (Grant of Rights to MMT—Grant to MMT) of the Agreement is hereby deleted in its entirety and replaced with the following:

(a)         Grant to MMT. Subject to the terms and conditions of this Agreement, SIGA hereby grants to MMT a non-exclusive right and license, with the right to grant sublicenses as permitted under Section 2.1(b), under the SIGA Intellectual Property solely to Promote the Product in the Field in the Territory.

(f)    Each of Section 2.1(c) (Potential New Field), Section 2.2(b) (Negative Covenants) and Section 2.3 (Non-Compete Covenant) of the Agreement is hereby deleted in its entirety and Section 2.3 is replaced with “Intentionally Omitted”.

(g)    Section 2.4 (Retained Rights) of the Agreement is hereby deleted in its entirety and replaced with the following:

2.4          Retained Rights. Notwithstanding anything herein to the contrary, SIGA retains the right on behalf of itself and its Affiliates, licensees or any Third Parties to Develop, Manufacture, supply, distribute and otherwise Commercialize, Promote (including evaluation and negotiation of, and entry into, customer contracts in respect of the Product in the Territory) and Sell or Offer to Sell the Product in the Territory.

(h)    Section 2.6 [***] of the Agreement is hereby deleted in its entirety and replaced with “Intentionally Omitted”.

(i)    The following is hereby inserted as a new Section 2.7 of the Agreement:

2.7          Grant of Rights by MMT. MMT hereby grants, and shall cause its Affiliates to grant, to SIGA a non-exclusive, worldwide, royalty-free license, with the right to grant sublicenses (through multiple tiers), to use the Promotional Assets in connection with Promotion and/or other exploitation of the Product during the Term.

(j)    Section 4.1(a) (Promotion in the Territory) is hereby deleted in its entirety and replaced with “Intentionally Omitted”.

(k)    Section 4.1(b) (Promotion in the Territory) of the Agreement is hereby amended to add the following at the end of such Section:

Notwithstanding the foregoing or any other provision of this Agreement to the contrary, MMT shall not, without the prior written consent of SIGA, Promote the Product in the Territory; provided that (a) the foregoing shall not be construed to restrict, and MMT shall continue to undertake, MMT’s non-Promotional activities as the contracting party under the Existing Customer Contracts (including without limitation administrative communications with counterparties, processing of Purchase Orders and collections and remittances of funds) and (b) for clarity, if such consent is not granted, MMT’s obligations under this Section 4.1(b) with respect to Promotion shall be deemed to be satisfied. For the avoidance of doubt, the Parties agree that MMT shall be permitted to continue its activities to Promote the Product in the United Kingdom, Switzerland, and Japan, in each case in a manner substantially consistent with MMT’s past practice during the Term prior to June 1, 2024; provided that, prior to MMT initiating or engaging in any communication with a Third Party in respect of such Promotional activities, MMT shall provide SIGA with (i) reasonable (but not less than twenty-four (24) hours’) prior written notice (email being sufficient) of any such communication and (ii) the opportunity to participate in any such communication (including, as applicable, the opportunity to review and comment upon any written communication to, and to attend any meetings with, such Third Parties).

(l)    Section 4.2 (Diligence) is hereby deleted in its entirety and replaced with “Intentionally Omitted”.

(m)    Section 4.3 (Customer Contracts) of the Agreement is hereby amended as follows:

(i)    Section 4.3(a) is deleted in its entirety and replaced with “Intentionally Omitted”.

(ii)    Section 4.3(b) is amended to add the following phrase at the beginning of such section: [***].

(iii)    The following new Sections 4.3(c) and (d) are hereby added to the Agreement:

(c)         For clarity, during the Term, MMT shall not, and shall ensure that its Affiliates do not, (a) commit any acts or omissions that would cause a material breach or termination of any Existing Customer Agreement, or (b) amend or otherwise modify, or permit to be amended or modified, any Existing Customer Agreement. MMT shall promptly provide SIGA with notice of any alleged, threatened (in writing) or actual material breach of any Existing Customer Agreement.

(d)          Nothing in this Agreement (including the foregoing) shall be construed to preclude SIGA, its Affiliates and any of its agents and other designees from entering into discussions and negotiations, and otherwise serving as the counterparty and/or contracting party for all term sheets, proposals, tenders, request for proposals and agreements, with Third Parties for the purchase and sale of the Product in the Territory, or otherwise Promoting the Product in the Territory, and MMT shall cooperate, and not take any action or omit to take any action that will detrimentally impact SIGA, in connection therewith.

(n)    Section 4.4 (Regulatory Matters) is hereby amended as follows:

(i)    Section 4.4(a) is amended to replace the phrase “Section 4.4(b) and (c)” with “Section 4.4(c)”.

(ii)    Section 4.4(b) is deleted in its entirety and replaced with the following: “Intentionally Omitted”.

(iii)    Section 4.4(c) is amended as follows: delete “pursuant Section 4.1(c)” and replace it with “pursuant to this Agreement (subject to SIGA’s prior consent to MMT pursuant to Section 4.1(b))”

(o)    Section 4.5 (Discontinued Countries) is hereby deleted in its entirety.

(p)    Section 6.1 (Promotion Fee) of the Agreement is hereby deleted in its entirety and replaced with the following:

6.1          Promotion Fee.

(a)          For each Calendar Quarter during the Term, MMT shall be entitled to receive a fee of (i) [***] of the Quarterly Collected Revenue in the Territory (the “Promotion Fee”) and (ii) [***] of the SIGA Quarterly Collected Revenue in the Territory (the “SIGA Promotion Fee”).

(b)         In satisfaction of MMT’s rights to the Promotion Fee under any Customer Contract, MMT shall retain from each payment to SIGA of the Quarterly Collected Revenue an amount equal to the Promotion Fee of the Quarterly Collected Revenue in the Territory during such Calendar Quarter.

(c)         For any SIGA Promotion Fee due under any SIGA Contract, SIGA shall, within [***] days after the conclusion of each Calendar Quarter to occur during the Term, submit to MMT a statement with the following information with respect to such Calendar Quarter: [***]. For the avoidance of doubt, there shall be no Promotion Fee or SIGA Promotion Fee payable with respect to sales of the Product outside the Territory. In satisfaction of MMT’s right to the SIGA Promotion Fee, concurrently with the delivery of such statement, SIGA shall pay (or cause to be paid) to MMT in Dollars, by wire transfer of immediately available funds into an account designated by MMT in writing in advance of such payment, an amount equal to the SIGA Promotion Fee of the SIGA Quarterly Collected Revenue in the Territory during such Calendar Quarter.

(q)    Clause (v) of Section 6.2(a) (Payments) of the Agreement is hereby deleted in its entirety and replaced with the following:

(v) the calculation of MMT’s Promotion Fee for such Calendar Quarter.

(r)    The final sentence of Section 6.2(a) (Payments) of the Agreement is hereby amended by deleting the phrase “, and minus any applicable Credit Amount for such Calendar Quarter”.

(s)    The final sentence of Section 6.2(b) (Payments) of the Agreement is hereby deleted in its entirety.

(t)    Section 6.5 (Audits) is hereby amended by inserting “(a)” at the beginning of the first sentence of the paragraph and inserting the following as a new Section 6.5(b):

MMT may have an independent certified public accountant reasonably acceptable to SIGA (the “MMT Auditor”) have access during normal business hours and upon not less than [***] prior written notice to SIGA, to examine only those records of SIGA (and its Affiliates and sublicensees) as are reasonably necessary to determine with respect to any Calendar Quarter the accuracy of any SIGA Promotion Fee paid by SIGA to MMT pursuant to Section 6.1(c).

(u)    Section 11.1 (Term) of the Agreement is hereby deleted in its entirety and replaced with the following:

11.1          Term. This Agreement becomes effective on the Effective Date and, unless earlier terminated as provided in this ARTICLE 11, shall continue until May 31, 2026 (the “Term”). This Agreement shall automatically expire at the end of the Term.

3.    Other Territories. The Parties acknowledge and agree that, effective as of the Amendment No. 2 Effective Date, the Agreement shall expire solely with respect to each country (and its related territories and possessions) that, by virtue of this Amendment No. 2, no longer constitutes part of the Territory (each, an “Expired Territory”). Accordingly, and for clarity, (i) Section 6.2(b) (Payments) of the Agreement shall apply with respect to the Expired Territories and (ii) Section 11.6 (Effect of Termination) of the Agreement shall not apply with respect to any Customer Contracts in the Expired Territories.

4.    Acknowledgment. The Parties acknowledge and agree that this Amendment No. 2 shall not affect the Parties’ respective rights and obligations with respect to any amounts payable (or that would otherwise become payable) to the other Party under the Agreement in respect of Purchase Orders and/or deliveries of the Product to Customers occurring prior to the Amendment No. 2 Effective Date.

5.    Publicity. Notwithstanding any provision of the Agreement to the contrary, the Parties hereby agree that SIGA may (a) disclose the Parties’ entry into this Amendment No. 2 and the terms hereof in SIGA’s public filings with the SEC and (b) publicly file a copy of this Amendment No. 2 with the SEC.

6.    Miscellaneous.

(a)    Except as expressly set forth in this Amendment No. 2, the Agreement shall remain unchanged and in full force and effect in accordance with its terms; provided, however, that, to the extent that any of the terms and conditions of this Amendment No. 2 are inconsistent with the terms and conditions of the Agreement, the terms of this Amendment No. 2 shall govern.

(b)    This Amendment No. 2 may be signed in counterparts, each of which will be deemed an original, notwithstanding variations in format or file designation that may results from the electronic transmission, storage and printing of copies of this Amendment No. 2 from separate computers or printers. Facsimile signatures and signatures transmitted electronically in PDF format will be treated as original signatures.

(c)    Neither this Amendment No. 2 nor any subsequent alteration, amendment, change or addition to the Agreement shall be binding upon the Parties unless reduced to writing and signed by an authorized officer of each Party.

(d)    Section 12.2 (Governing Law), Section 12.3 (Jurisdiction) and Section 12.4 (NO JURY TRIAL) of the Agreement shall apply, mutatis mutandis, to this Amendment No. 2.

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IN WITNESS WHEREOF, the Parties have caused this Amendment No. 2 to be executed by their duly authorized representatives as of the date first written above.

SIGA TECHNOLOGIES, INC.

By: /s/ Diem Nguyen

Name:       Diem Nguyen

Title:         Chief Executive Officer

MERIDIAN MEDICAL TECHNOLOGIES, LLC

By: /s/ Stephanie Monaco

Name:       Stephanie Monaco

Title:         General Counsel & Global Regulatory Affairs Lead